Exhibit 99.1

Schnitzer Provides Outlook for Third Quarter of Fiscal 2013

PORTLAND, Ore.--(BUSINESS WIRE)--May 29, 2013--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) announced today its outlook for the third quarter of fiscal 2013 ending May 31, 2013. During the third quarter, ferrous export selling prices declined steadily throughout the quarter with market prices at the end of May approximately $50 per ton lower than at the end of the second quarter of fiscal 2013 driven primarily by lower export demand. The combination of declining selling prices, continued constrained supply trends, and lower tax benefits are expected to result in sequentially lower consolidated net income.

In our Metals Recycling Business, average net ferrous sales prices for shipments during the third quarter are expected to decrease approximately $5 per ton from the second quarter of fiscal 2013 which is less than the decline in current market prices due to the impact of higher priced sales orders before the market dropped. Ferrous sales volumes are expected to increase 5% to 10%. Nonferrous average sales prices are expected to approximate the second quarter while sales volumes are expected to increase approximately 10% due to higher production. In the declining selling price environment that we are currently experiencing, average inventory costs did not decline as quickly as cash purchase costs for raw materials resulting in margin compression. As a result, operating income per ferrous ton is expected to be in the range of $6 to $8, which includes a significant adverse impact from average inventory costs as compared to the second quarter. Absent the impact from average inventory accounting, operating income per ferrous ton was in line with the second quarter.

In our Auto Parts Business, seasonally stronger car purchases, admissions and part sales, and the incremental volume contribution of acquisitions, are expected to result in an increase of approximately 10% in revenues from the second quarter of fiscal 2013. Car purchase volumes are expected to increase sequentially by approximately 9%. APB’s operating margin, excluding the impact of new locations added since the first quarter, is expected to be approximately 12%, a sequential increase over the second quarter’s performance. During the second quarter, APB added ten new locations which, as anticipated, will result in approximately $2 million of integration and startup costs during the third quarter. These costs will impact APB’s reported operating margin which is expected to be approximately 9% for the third quarter.

During the quarter, we continued with the integration of our ten new Auto Parts locations in Western Canada, the Midwest and New England and with construction activity on our Metals Recycling project in Western Canada. We expect these projects, which provide synergistic sources of supply to MRB and strengthen APB’s presence in core markets, to be accretive in fiscal 2014.

In our Steel Manufacturing Business, average selling prices are expected to decrease slightly from the second quarter while sales volumes are expected to be approximately 30% higher due to gradually improving end markets in the third quarter, and scheduled maintenance and seasonally lower sales which occurred in the second quarter. Operating income is expected to be approximately breakeven in the third quarter.

In the first three quarters of fiscal 2013, consolidated SG&A, excluding the impact of recent acquisitions, is expected to be approximately 9% lower as compared to the prior year period, which is on track with our restructuring program announced in August 2012. In the third quarter, we expect to incur a pre-tax restructuring charge of approximately $1 million in connection with our August 2012 restructuring program. The Company’s full year tax rate for fiscal 2013 is anticipated to be approximately 33%. However, due to the anticipated low level of operating income in the third quarter, we anticipate the third quarter effective tax rate will be significantly higher than the anticipated full year rate. Actual financial performance may be materially different based on, among other factors, market conditions and the timing of shipments.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future which may include statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; savings or additional costs from business realignment and cost containment programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the realization of expected cost reductions related to restructuring initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; product liability claims; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Non-GAAP Financial Measures

This press release includes expected performance excluding certain costs related to acquisitions. Management believes that this non-GAAP financial measure allows for a better understanding of our operating and financial performance. This non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable US GAAP measure.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with 58 operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its 61 self-service facilities located in 16 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 107th year of operations in fiscal 2013.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
or
Media Relations:
Chip Terhune, 503-367-2568
ir@schn.com
www.schnitzersteel.com